Exhibit 10.3

Execution Version

PARENT SHAREHOLDER VOTING AGREEMENT

This PARENT SHAREHOLDER VOTING AGREEMENT (this “Agreement”) is dated as of April 9, 2026, by and between Jindalee Lithium Limited, an Australian public company limited by shares (the “Company Parent”) and the undersigned shareholder of the Company Parent executing this Agreement (the “Shareholder”). Each of the Company Parent and the Shareholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, Constellation Acquisition Corp I, an exempted company incorporated in the Cayman Islands (“SPAC”), HiTech Minerals Inc., a Nevada corporation and a wholly-owned subsidiary of the Company Parent (the “Company”) and certain other Persons party thereto entered into a Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”).

WHEREAS, Shareholder is the record and beneficial owner of issued and outstanding Ordinary Shares of the Company Parent (“Ordinary Shares”).

WHEREAS, as a condition and inducement to the willingness of SPAC and the Company to enter into the Business Combination Agreement, SPAC, the Company Parent and the Shareholder are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. During the period commencing on the date hereof and ending on the earlier of (i) the Acquisition Closing and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof, Shareholder, in its capacity as a shareholder of Company Parent and on behalf of itself, hereby irrevocably agrees, at any meeting of the shareholders of Company Parent duly called and convened in accordance with the Organizational Documents of Company Parent, whether or not adjourned and however called, including at the Company Parent Shareholders’ Meeting or otherwise, and in any action by written consent of the Company Parent shareholders, (i) to vote, or cause to be voted, or execute and return, or cause to be executed and returned, an action by written consent with respect to, as applicable, all of the Ordinary Shares held of record or beneficially by Shareholder as of the date of this Agreement, or to which Shareholder acquires record or beneficial ownership after the date hereof and prior to the Acquisition Closing, other than the Excluded Ordinary Shares (collectively, the “Owned Shares”) in favor of each of the Transaction Proposals, in each case, to the extent the Owned Shares are entitled to vote thereon or consent thereto, (ii) when such meeting is held, appear at such meeting or otherwise cause the Owned Shares to be counted as present thereat for the purpose of establishing a quorum, in each case, with respect to clause (i) and (ii), and (iii) (y) to the fullest extent permitted under applicable Law, waive any dissenters, appraisal or other similar rights, whether such rights are afforded by Law or Contract, in respect of the Transactions contemplated by the Business Combination Agreement and the Transaction Documents, including the Acquisition Merger and (z) to the extent permitted by Law, not to commence or participate in, and take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against the Company or its Affiliates relating to the negotiation, execution or delivery of this Agreement, the Business Combination Agreement or the consummation of the Transaction, including any claim challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of fiduciary duty of the board of directors of Company Parent or the Company in connection with this Agreement, the Business Combination Agreement or the Transaction, and (iv) to vote against, to cause to be voted against or withhold consent, or cause consent to be withheld, with respect to, as applicable, any (x) Company Acquisition Proposal or (y) transactions that would materially impede the consummation of the Transactions.

The obligations in clause 1 do not apply to the Excluded Ordinary Shares. The “Excluded Ordinary Shares” are such number of Ordinary Shares held of record or beneficially by Shareholder that are acquired after the date of this Agreement, including as a result of the exercise of any options to acquire Ordinary Shares, which would, having regard to all Parent Shareholder Voting Agreements entered into between a shareholder and Parent Company, give the Parent Company or SPAC “voting power” (as defined in the Corporations Act 2001 (Cth) (“Corporations Act”) in more than 19.99% in Parent Company or otherwise contravene section 606 of the Corporations Act.

2. Other Agreements.

(a) The Shareholder agrees that the Shareholder will be bound by and subject to Section 11.1 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Shareholder is directly party thereto.

(b) The Shareholder acknowledges and agrees that (i) SPAC and the Company are entering into the Business Combination Agreement in reliance on the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and (ii) but for the Shareholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with the agreements, covenants and obligations contained in this Agreement, the SPAC would not have entered into the Business Combination Agreement.

3. Shareholder Representations and Warranties. The Shareholder represents and warrants to Company Parent as follows:

(a) If the Shareholder is an entity, the Shareholder is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization.

(b) If the Shareholder is an entity, the Shareholder has the requisite entity power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, legal and binding agreement of the Shareholder (assuming that this Agreement is duly authorized, executed and delivered by the other Parties hereto), enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Shareholder with respect to the Shareholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement or the consummation of the transactions contemplated hereby, except as required by the ASX Listing Rules and section 671B of the Corporations Act or for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not prevent or materially impair the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by the Shareholder, the performance by the Shareholder of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if the Shareholder is an entity, result in any breach of any provision of the Shareholder’s governing documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any Governmental Order or applicable Law to which the Shareholder or any of its properties or assets are bound or (iv) result in the creation of any Encumbrance upon the Owned Shares, except, in the case of any of clauses (ii) through (iv) above, as would not prevent or materially impair the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

(e) The Shareholder is the record and beneficial owner of the Owned Shares and has valid, good and marketable title to the Owned Shares, free and clear of all Encumbrances (other than transfer restrictions under applicable securities Laws and the Organizational Documents of Company Parent). Except for the Owned Shares set forth on Schedule I hereto, the Shareholder does not own, beneficially or of record, any Equity Securities of the Company Parent or have the right to acquire any Equity Securities of the Company Parent. The Shareholder has the sole right to vote (and provide consent in respect of, as applicable) the Owned Shares and, except for this Agreement, the Business Combination Agreement or any proxy given for purposes of voting in favor of the Transaction Proposals, the Shareholder is not party to or bound by (i) any option, warrant, purchase right, or other contract that would (either alone or in connection with one or more developments or events (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to transfer any of the Owned Shares or (ii) any voting trust, proxy or other contract with respect to the voting or transfer of any of the Owned Shares in a manner inconsistent with the requirements of this Agreement.

(f) There is no Action pending or, to the Shareholder’s knowledge, threatened in writing against or involving the Shareholder or any of the Shareholder’s Affiliates that, if adversely decided or resolved, would reasonably be expected to prevent or materially impair the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

4. Transfer of Owned Shares. During the period commencing on the date hereof and ending on the earlier of (i) the Acquisition Closing and (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 10.1 thereof, the Shareholder agrees not to (a) Transfer any of the Owned Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Shareholder to Transfer the Owned Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or transfer of the Owned Shares, or (c) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5. Termination. This Agreement and all of its provisions will terminate and be of no further force or effect upon the earlier of (a) the Acquisition Effective Time or (b) the termination of the Business Combination Agreement in accordance with its terms. Upon such termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party hereto to any Person in respect hereof or the transactions contemplated hereby, and no Party hereto will have any claim against another (and no Person will have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement will not relieve either Party from liability in respect of any willful and material breach of, or actual fraud, in connection with, this Agreement prior to such termination. Section 5 to 14 of this Agreement will survive the termination of this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in such Shareholder’s capacity as a record holder and beneficial owner of the Owned Shares, and not in such Shareholder’s capacity as a director of any Group Company and (b) nothing herein will be construed to limit or affect any action or inaction by such Shareholder or any representative of such Shareholder serving as a member of the board of directors of any Group Company or as a fiduciary of any Group Company, in each case, acting in such person’s capacity as a director or fiduciary of such Group Company.

7. No Recourse. Except pursuant to the Business Combination Agreement or any other Transaction Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein and except for claims based on or for fraud, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby will be asserted against the Company or any Company Affiliate (other than the Party hereto, on the terms and subject to the conditions set forth herein) or any SPAC, SPAC Affiliate or Sponsor Affiliate, and (b) none of the Company, any Company Affiliate (other than the Party hereto, on the terms and subject to the conditions set forth herein) or any SPAC, SPAC Affiliate or Sponsor Affiliate will have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement, except, in each case, as provided herein or in any other Transaction Document to which they are party.

8. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Shareholder, SPAC and the Company Parent. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assignable by any Party without SPAC’s and Company Parent’s prior written consent (in the case of the Shareholder) and the Shareholder’s written consent (in the case of SPAC or the Company Parent) (in each case, to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 8 will be void.

9. Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given) (i) by delivery in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or receipt of a similar message that such email was not deliverable or not received by such intended recipient)), or (iii) by nationally recognized overnight delivery service to the other Parties as follows:

If to Company Parent, to:

Jindalee Lithium Limited

L2, 9 Havelock St,

West Perth, Western Australia 6005

Attention: Ian Rodger
Email: Ian@jindaleelithium.com

with a copy (which will not constitute notice) to:

Perkins Coie LLP

1155 Avenue of the Americas, 22nd Floor

New York, New York 10036-2711
Attention: Elliott Smith
E-mail: ElliottSmith@perkinscoie.com

If to the Shareholder, to the address set forth on the signature page to this Agreement:

or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth above.

10. No Third-Party Beneficiaries. This Agreement will be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor will be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or will constitute the Parties as partners or participants in a joint venture. Notwithstanding anything to the contrary set forth herein, SPAC shall be a third-party beneficiary of the rights of Company Parent hereunder and shall be entitled to enforce Company Parent’s rights hereunder to the extent not so enforced by Company Parent. SPAC shall also be a third-party beneficiary for purposes of Section 8 hereof.

11. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

12. Fees and Expenses.  Without limiting the rights under the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the Party incurring such fees or expenses.

13. Remedies.  The Parties agree that irreparable damage would occur in the event that either Party does not perform such Party’s respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions.  It is accordingly agreed that each Party will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity.  Each Party agrees that such Party will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

14. Construction; Miscellaneous. Sections 1.1 1.2, 11.7, 11.8, 11.9, 11.11, 11.13, 11.14, 11.15, 11.16, 11.19 of the Business Combination Agreement will apply to this agreement, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed and delivered this Parent Shareholder Voting Agreement as of the date first above written.

JINDALEE LITHIUM LIMITED

By:
Name:	Ian Rodger
Title:	Chief Executive Officer

Title: IN WITNESS WHEREOF, the Parties have executed and delivered this Parent Shareholder Voting Agreement as of the date first above written.

SHAREHOLDER

[•]

By:
Name
Title:
Address:

Schedule I

Equity Securities